EXHIBIT 99.1

GARDEN FRESH RESTAURANT CORP. PROVIDES UPDATE ON STATUS

OF PENDING $16.35 PER SHARE MERGER

SAN DIEGO, California - February 2, 2004 - Garden Fresh Restaurant Corp. (Nasdaq:LTUS), operator of the Souplantation and Sweet Tomatoes restaurants, is providing this update regarding the status of its pending merger with a subsidiary of GF Holdings, Inc. As previously announced on September 30, 2003, the definitive merger agreement provides that the stockholders of Garden Fresh will receive $16.35 per share in cash for their shares of common stock. On February 5, 2004, Garden Fresh plans to issue a separate press release announcing its financial results for the fiscal quarter ended December 31, 2003.

In connection with their currently-contemplated timeline for the closing of the merger, Garden Fresh and GF Holdings have amended and restated the merger agreement to extend from February 27 to March 12, 2004, the date after which either party can terminate the agreement if the merger has not closed by then and the failure to close is not caused by the terminating party’s breach of the agreement. Garden Fresh expects to file shortly with the Securities and Exchange Commission a Current Report on Form 8 K containing a copy of the restated merger agreement.

Garden Fresh is in what it believes to be the final stages of clearing with the Securities and Exchange Commission the proxy statement to be sent to its stockholders in connection with the special meeting to vote on the proposed merger. That special meeting is now expected to be held in early March 2004. Garden Fresh and GF Holdings are continuing to work on finalizing the financing and other arrangements for the merger with the goal of closing the merger shortly after the stockholder meeting.

Among other things, the restated merger agreement also amends the financing condition so that financing to close the merger is now a condition to the closing obligations of both Garden Fresh and GF Holdings (rather than just GF Holdings, as previously provided in the merger agreement).

In addition to stockholder approval and the financing condition, the merger remains subject to other customary conditions. Hart Scott Rodino premerger notification filings will shortly be made by Garden Fresh and an entity associated with Centre Partners with the federal antitrust authorities but it is not anticipated that the statutory waiting period (30 days from filing, unless earlier terminated or extended by a request for additional information) should prevent a closing on or before March 12, 2004.

About Garden Fresh

Garden Fresh Restaurant Corp. currently operates 97 salad buffet restaurants in California, Florida, Arizona, Colorado, Georgia, Illinois, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington under the names Souplantation and Sweet Tomatoes. Its restaurants offer an abundance of fresh, quality salad selections, soups, bakery items, pastas and desserts in a self-serve format. For more information about the company, see Garden Fresh’s website located at www.gardenfreshcorp.com

GARDEN FRESH AND CERTAIN OF ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF STOCKHOLDERS RELATING TO THE RESTATED MERGER AGREEMENT. GARDEN FRESH WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAIL TO ITS STOCKHOLDERS A DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS. THE DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND OTHER IMPORTANT INFORMATION ABOUT THE AMENDED MERGER AGREEMENT AND THE PROPOSED MERGER. GARDEN FRESH WILL ALSO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A TRANSACTION STATEMENT ON SCHEDULE 13E-3 RELATING TO THE AMENDED MERGER AGREEMENT AND THE PROPOSED MERGER.

STOCKHOLDERS OF GARDEN FRESH ARE ADVISED TO READ GARDEN FRESH’S PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GARDEN FRESH MAY OBTAIN, FREE OF CHARGE ONCE THEY BECOME AVAILABLE, COPIES OF GARDEN FRESH’S PROXY STATEMENT AND OTHER DOCUMENTS FILED BY GARDEN FRESH WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE INTERNET WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. THESE DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CALLING INVESTOR RELATIONS AT GARDEN FRESH AT 858-675-1600.

Forward-looking Information

Certain statements in this news release for Garden Fresh Restaurant Corp., including statements regarding the proposed merger are forward-looking and may involve a number of risks and uncertainties. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure to satisfy various conditions contained in the amended merger agreement. The company assumes no obligation to update the forward-looking information. Other risks and uncertainties concerning the company’s performance are set forth in reports and documents filed by the company with the Securities and Exchange Commission from time to time. Please use caution in placing reliance on forward-looking statements.

CONTACT:

David W. Qualls, Chief Financial Officer

Garden Fresh Restaurant Corp.

Tel: 858-675-1600